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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-01954, 333-39361 and 333-66334) and Form S-3 (File No.
333-31863) of Venturi Partners, Inc. of our report dated March 19, 2004 (except
Note 15, as to which the date is August 18, 2004), with respect to the consolidated financial statements of Comsys Holding, Inc. included in the proxy statement of Venturi Partners, Inc. dated September 7, 2004.

/s/ Ernst & Young LLP

Houston, Texas
October 4, 2004